UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 1, 2008

Cogdell Spencer Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-32649	20-3126457
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4401 Barclay Downs Drive, Suite 300
Charlotte, North Carolina	28209
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (704) 940-2900
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement
On December 1, 2008, Cogdell Spencer Inc. (the “REIT”) and Cogdell Spencer LP (the “LP” and, together with the REIT, the “Company”) entered into an amended and restated employment agreement (the “Agreement”) with Charles M. Handy (the “Executive”). Mr. Handy, age 46, will continue to serve as Chief Financial Officer, Senior Vice President and Secretary of the Company.
The initial term of the Agreement will commence as of October 1, 2008 and continue through December 31, 2011 (the “Initial Term”), and shall continue for successive one-year periods unless either party elects not to renew the Agreement, subject to certain advance notice requirements (any such extensions of employment, together with the Initial Term, the “Term”). The Agreement provides for a base salary of $275,000 per annum (the “Annual Salary”), subject to annual increases as determined by the board of directors of the REIT and the general partner of the LP. In addition to his Annual Salary, the Executive will be eligible to receive an annual bonus in an amount to be determined by the Company (the “Annual Bonus”).
The Agreement may be terminated at any time by the Company or the Executive, subject to certain advance notice requirements. If the Agreement is terminated by the Company for “cause” or by the Executive without “good reason,” the Executive shall receive certain compensation, including Annual Salary and other benefits earned and accrued prior to the date of termination. If the Agreement is terminated by the Company without “cause” or by the Executive for “good reason,” the Executive shall receive certain compensation, including (i) Annual Salary, Annual Bonus, if any, and other benefits earned and accrued prior to the termination, (ii) a cash payment equal to 1.99 times the sum of (x) the Executive’s Annual Salary and (y) the greater of (1) the average of the two previous Annual Bonuses, if any, received by the Executive, or (2) the maximum Annual Bonus payable for the fiscal year in which the termination occurs, or, in the event that the Executive has not received any Annual Bonus at the time of such termination, an amount equal to the Annual Bonus the executive would have received had the Executive remained employed through the period required to be entitled to receive Annual Bonus and satisfied all target performance objectives, (iii) certain health benefits for a period of three years after termination, and (iv) unless otherwise stated in an applicable award agreement, full vesting of certain pension and other deferred compensation and all outstanding unvested equity-based awards held by the Executive. If the Agreement is terminated due to death or disability of the Executive, the Executive shall receive certain compensation, including any Annual Salary, Annual Bonus and other benefits earned and accrued prior to the date of termination, and, unless otherwise stated in an applicable award agreement, full vesting of all outstanding unvested equity-based awards held by the Executive. Upon a change in control of the Company, all outstanding unvested equity-based awards held by the Executive shall fully vest and, if the Executive terminates his employment with the Company for any reason on or before the first anniversary of the change in control and provides no less than 30 days’ written notice to the Company, such termination shall be deemed a termination by the Executive for “good reason” and the Executive shall be entitled to receive the compensation described above. If the Executive’s employment is terminated as a result of the expiration of the Term and he is not offered another employment agreement on substantially the same terms and conditions or the Company declines to renew the Term, then the Executive shall receive the same amounts as if the Agreement were terminated by the Company without “cause” or by the Executive for “good reason,” except that the multiplier of “1.99” shall be reduced to “1.” However, in the event that the Executive provides a notice of non-renewal to the Company, the Executive shall receive the same amounts as if the Agreement were terminated by the Company for “cause” or by the Executive without “good reason.”
The Agreement also contains certain non-competition, confidentiality and non-solicitation provisions. In consideration for agreeing to and complying with these provisions, upon termination of the Agreement the Executive will be entitled to receive a lump sum payment in an amount equal to the sum of (i) the Executive’s Annual Salary for one year and (ii) the greater of (x) the average of the two previous Annual Bonuses received by the Executive, or (y) the maximum Annual Bonus payable for the fiscal year in which the termination occurs, or, in the event that the Executive has not received any Annual Bonus at the time of such termination, an amount equal to the Annual Bonus the executive would have received had the Executive remained employed through the period required to be entitled to receive the Annual Bonus and satisfied all target performance objectives. However, within seven days of the termination of the Executive’s employment, the Company may provide notice to Executive that it does not wish to enforce the non-competition, confidentiality and non-solicitation provisions and the Executive will not be entitled to receive the lump sum payment described above.
In the event that any amount payable to the Executive is determined to be an “excess parachute payment” under Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), the Company has also agreed to make a gross-up payment to the Executive equal to the excise tax imposed on the Executive under Section 4999 of the Code. The amount of gross-up payment (which is also treated as an excess parachute payment) shall be equal to the sum of the excise taxes payable by the Executive by reason of receiving the parachute payments plus the amount necessary to put the Executive in the same after-tax position as if no excise taxes had been imposed on the Executive (taking into account any and all applicable federal, state and local excise, income or other taxes at the highest applicable rates).
The foregoing description of the Agreement is qualified in its entirety by reference thereto, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

ITEM 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Please see the disclosure contained under Item 1.01 above, which is incorporated herein by reference.
ITEM 9.02 Financial Statements and Exhibits

Exhibit 10.1	Employment Agreement, dated December 1, 2008, by and among Cogdell Spencer Inc., Cogdell Spencer LP and Charles M. Handy.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COGDELL SPENCER INC.
By:	/s/ Frank C. Spencer
	Name:	Frank C. Spencer
	Title:	Chief Executive Officer and President

Date: December 4, 2008

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